Exhibit 16.1

[LBB & Associates Ltd., LLP Letterhead]

June 4, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

Global Condiments, Inc. (the “Company”) provided us with a copy of the Company’s response to Item 4.01 of Form 8-K/A, dated June 4, 2013. We have read the Company’s statements included under Item 4.01 of its Form 8-K/A and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP